UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 16, 2006

                              STRAT PETROLEUM, LTD.
                              ---------------------
             (Exact name of registrant as specified in its charter)

Wyoming                             000-15435                         13-1026995
-------                             ---------                         ----------
(State or other              (Commission File Number)              (IRS Employer
jurisdiction of                                              Identification No.)
Incorporation)




         545 North Rivermede Rd., Suite 200, Concord, Ontario L4K 4H1
         ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                  905-761-9169
                                  ------------
              (Registrant's telephone number, including area code)

Item 4.01          Changes in Registrant's Certifying Accountants.

     On January 16, 2006, Strat Petroleum Ltd., (the "Company") engaged Sherb & Co., LLP ("Sherb"), an independent registered public accounting firm, to become auditors commencing for the fiscal year ended June 30, 2005. This will be the Company's first financial statement audit.

     Please note that in our SEC filings in November 2005 for the period covering December 31, 2001 to March 31, 2004, we had advised that we had retained the accounting firm of Schwartz Levitsky Feldman LLP, to provide auditing and tax advice. We were under the clear understanding that Schwartz Levitsky had committed to taking Strat on as their clients. However, upon further discussions with their "Client Acceptance and Risk Committee", Schwartz Levitsky recently declined Strat as a client due to potential conflict of interest and the possibility of auditing ventures and / or subsidiaries in Russia.

     During the Registrant's two most recent fiscal years and through January 16, 2006: (1) the Registrant did not consult Sherb & Co. regarding either the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Registrant's financial statements; (2) neither a written report nor oral advice was provided to the Registrant by Sherb & Co. that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and (3) the Registrant did not consult Sherb & Co. regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 2, 2006


                                        STRAT PETROLEUM, LTD.


                                 By:    /s/ H. Sam Hyams
                                        ----------------------------------------
                                 Name:  H. Sam Hyams
                                 Title: President  & Chief Executive Officer